As filed with the Securities and Exchange Commission on July 18, 2022.

Registration No. 333-262723

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4 TO THE

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOFTWARE ACQUISITION GROUP INC. III

(Exact name of registrant as specified in its charter)

Delaware	6770	86-1370703
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1980 Festival Plaza Drive, Ste. 300

Las Vegas, Nevada 89135

Telephone: (310) 991-4982

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan S. Huberman

Chairman, Chief Executive Officer

1980 Festival Plaza Drive, Ste. 300

Las Vegas, Nevada 89135

Telephone: (310) 991-4982

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler Matthew D. Turner Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Telephone: (212) 446-4800	Jan Nugent Geoffrey Van Haeren Branded Online, Inc. dba Nogin 1775 Flight Way STE 400 Tustin, CA 92782 Telephone: (949) 864-8136	Ryan J. Maierson John M. Greer Ryan J. Lynch Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 Telephone: (713) 546-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Software Acquisition Group Inc. III is filing this Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-262723) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 21 of Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of February 14, 2022 (included as Annex A to this proxy statement/prospectus)

2.2	Amendment to Agreement and Plan of Merger, dated as of April 20, 2022 (included as Annex A-2 to this proxy statement/prospectus)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

3.2	By-Laws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

3.3	Form of the Post-Combination Company’s Charter (included as Annex B to this proxy statement/prospectus). **

3.4	Form of the Amended and Restated Bylaws (included as Annex C to this proxy statement/prospectus). **

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

4.4	Warrant Agreement, dated November 9, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

4.5	Form of Convertible Notes Indenture (included as Annex H to this proxy statement/prospectus).

4.6	Form of PIPE Warrant Agreement (included as Annex J to this proxy statement/prospectus)

5.1	Opinion of Kirkland & Ellis LLP as to the validity of the securities being registered. **

8.1	Opinion of Latham & Watkins LLP regarding certain federal income tax matters. *

10.1	Letter Agreement, dated July 28, 2021, by and among the Company, its officers, its directors and the Sponsor. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

10.2	Investment Management Trust Agreement, dated July 28, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

10.3	Registration Rights Agreement, dated July 28, 2021, by and between the Company and the Sponsor. (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

Exhibit	Description

10.4	Private Placement Warrants Purchase Agreement, dated July 28, 2021, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

10.5	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

10.6	Administrative Support Agreement, dated July 28, 2021, by and between the Company and the Sponsor (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 2, 2021). **

10.7	Securities Subscription Agreement, dated January 22, 2021, between the Registrant and the sponsor (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on July 14, 2021). **

10.8	Form of Amended and Restated Registration Rights Agreement, by and among the Registrant, certain equityholders of the Registrant named therein and certain equityholders of Nogin (included as Annex G to this proxy statement/prospectus).**

10.9	Sponsor Support Agreement, dated February 14, 2022, by and among the Registrant, its officers and directors, Nogin and the Sponsor (included as Annex D to this proxy statement/prospectus).**

10.10	Company Support Agreement, dated February 14, 2022, by and among Registrant, Nogin and certain other parties thereto (included as Annex E to this proxy statement/prospectus).**

10.11	Promissory Note, dated February 9, 2022, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2022). **

10.12	Form of Nogin, Inc. 2022 Incentive Award Plan (included as Annex F to this proxy statement/prospectus).**

10.13	Form of Indemnification Agreement. **

10.14	Form of Convertible Note Subscription Agreement (included as Annex I to this proxy statement/prospectus).

10.15	Limited Liability Company Agreement of ModCloth Partners, LLC, dated April 6, 2021. **

23.1	Consent of Marcum LLP. **

23.2	Consent of Grant Thornton LLP. **

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).**

23.4	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).*

24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement). **

99.1	Form of Proxy Card. **

99.2	Consent of Jonathan Huberman to be named as a director of Software Acquisition Group Inc. III **

99.3	Consent of Wilhelmina Fader to be named as a director of Software Acquisition Group Inc. III **

99.4	Consent of Eileen Moore Johnson to be named as a director of Software Acquisition Group Inc. III **

99.5	Consent of Jan-Christopher Nugent to be named as a director of Software Acquisition Group Inc. III **

99.6	Consent of Geoffrey Van Haeren to be named as a director of Software Acquisition Group Inc. III **

Exhibit	Description

99.7	Consent of Deborah Weinswig to be named as a director of Software Acquisition Group Inc. III **

99.8	Consent of Hussain Baig to be named as a director of Software Acquisition Group Inc. III **

101.INS	Inline XBRL Instance Document**

101.SCH	Inline XBRL Taxonomy Extension Schema Document**

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document**

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document**

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document**

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document**

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).**

107	Filing Fee Table (as previously filed).**

*	Filed herewith
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 18th day of July 2022.

SOFTWARE ACQUISITION GROUP INC. III

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following person in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan S. Huberman Jonathan S. Huberman	Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	July 18, 2022

* Mike Nikzad	Vice President of Acquisitions and Director	July 18, 2022

* Andrew Nikou	Director	July 18, 2022

* C. Matthew Olton	Director	July 18, 2022

* Stephanie Davis	Director	July 18, 2022

* Steven Guggenheimer	Director	July 18, 2022

* Dr. Peter H. Diamandis	Director	July 18, 2022

*

The undersigned, by signing his name hereto, signs and executes this Amendment to the Registration Statement pursuant to the Powers of Attorney executed by the above named signatures and previously filed with the Securities and Exchange Commission on February 14, 2022.

/s/ Jonathan S. Huberman
Jonathan S. Huberman
Attorney-in-Fact

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